Exhibit j






             Independent Auditors' Consent




The Board of Directors
Kopp Funds, Inc.:


We consent to the use of our report dated October 20, 2000 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL
HIGHLIGHTS OF THE FUND" in Part A and "INDEPENDENT
ACCOUNTANTS" in Part B of the Registration Statement.



/s/ KPMG LLP

Minneapolis, Minnesota
January 24, 2001